                                                                    EXHIBIT 99.1


[AH LOGO]

For Immediate Release
CONTACT:                                         MEDIA CONTACT:
James B. Dale, Chief Financial Officer           Jerry Daly or Carol McCune
847-228-5401 x 361                               703-435-6293
jimdale@arlingtonhospitality.com                 jerry@dalygray.com



        ARLINGTON HOSPITALITY, INC. ANNOUNCES 2005 FIRST QUARTER RESULTS


         ARLINGTON HEIGHTS, Ill., May 16, 2005 -- Arlington Hospitality, Inc. (Nasdaq/SmallCap: HOST), a hotel development and management company, today announced financial and operating results for the first quarter ended March 31, 2005.

10-Q FILING AND FIRST QUARTER CONFERENCE CALL

         The company expects to file its form 10-Q with the Securities and Exchange Commission later today. The document will be accessible through the SEC's electronic filings database at www.sec.gov, and on the company's Web site, www.arlingtonhospitality.com.

         At 3 p.m. ET on Tuesday, May 17, 2005, the company's chairman and senior management will conduct a conference call to discuss the first quarter results and current strategies, followed by a question-and-answer period. Stockholders and other interested parties may participate in the conference call by calling (800) 218-0204, reference number 11030677.

FIRST QUARTER 2005 RESULTS

         In the 2005 first quarter, revenues were $12.5 million, a decrease of $4.5 million from $17.0 million in the same period a year earlier. The lower revenues were due primarily to a $1.5

Arlington results
Page 2


million decrease in hotel operating revenue, as the company had divested 13 consolidated AmeriHost Inn hotels over the last 15 months, and a $2.7 million decrease in aggregate sale prices of the particular consolidated AmeriHost Inn hotels sold during the first quarter of 2005, compared to the aggregate sale prices of those sold in the first quarter of 2004. The revenue decrease was partially offset by a 28.7 percent increase in incentive and royalty-sharing fees during the 2005 first quarter, to approximately $325,000. The improvement is due to the amortization of a larger number of development incentive fees received from Cendant Corporation (NYSE: CD) and an increase in royalty-sharing fees received from Cendant.

         Net loss in the 2005 first quarter was approximately $(1.5) million, or ($0.30) per share, compared to net loss of approximately $(1.6) million, or ($0.31) per share, in the 2004 first quarter. The 2004 first quarter results include impairment charges of $320,000 pre-tax ($192,000 after tax). No impairment charges were recorded in the 2005 first quarter. Net loss from continuing operations was $(1.5) million, or ($0.31) per share, during the first quarter of 2005, compared to ($933,000), or ($0.18) per share, during the first quarter of 2004.

         The decrease in operating loss to ($542,000) during the first quarter of 2005, from ($686,000) during the first quarter of 2004, was due primarily to the capital lease accounting treatment for 17 of the PMC leased hotels pursuant to a fourth quarter 2004 lease modification whereby the leasehold rent expense decreased, at the same time depreciation, interest and leasehold termination expense increased. In addition, there were no impairment charges in the first quarter of 2005 and corporate general and administrative expense decreased approximately $274,000, or 32 percent. These reductions in operating loss were partially offset by lower operating income

Arlington results
Page 3


realized from the sale of hotels in the first quarter of 2005, compared to 2004, the reduction in the number of consolidated hotels and increased due diligence and entitlement costs for new hotel development sites.

         The results also include net income from discontinued operations of $36,000 in the 2005 first quarter, compared to a net loss of ($643,000) in the first quarter of 2004. Discontinued operations relates to the operations of all the company's consolidated non-AmeriHost Inn hotels. Discontinued operations for the 2005 first quarter include the results of three hotels, two of which were disposed of during the first quarter, compared to the results of five hotels in the same period a year earlier.

         "With the pending sale of our last non-AmeriHost Inn hotel, expected to be consummated within the next three months, we will wrap up this important component of our formal hotel disposition program implemented nearly two years ago," said Kenneth M. Fell, Arlington's chairman of the board. "We continue to work towards the sale of certain AmeriHost Inn hotels and obtaining the necessary financing to achieve our development plans."

         During the quarter, Arlington paid down $4.0 million in long-term mortgage debt, primarily in conjunction with the sale of two consolidated hotels in the 2005 first quarter. The company has reduced its debt by $42.6 million since it announced its Operation Sell program in the summer of 2003.

Arlington results
Page 4


AMERIHOST INN OPERATIONS

         Same-room revenue per available room (RevPAR) in the 2005 first quarter, for the company's 46 AmeriHost Inn hotels was basically flat compared to the 2004 first quarter, at $27.40.


                                                                 Trailing
                                            Three Months       Twelve Months
                                               Ended               Ended
                                              March 31           March 31
                                            ------------       -------------
      Occupancy - 2005                         47.8%              56.6%
      Occupancy - 2004                         48.9%              56.3%
      Increase (decrease)                      (2.2)%             (0.5%)

      Average Daily Rate - 2005               $57.35             $58.15
      Average Daily Rate - 2004               $56.11             $57.53
      Increase (decrease)                       2.2%               1.1%

      RevPAR - 2005                           $27.40             $32.91
      RevPAR - 2004                           $27.46             $32.40
      Increase (decrease)                      (0.2)%              1.6%

         According to Smith Travel Research, the comparable mid-scale hotel without food and beverage segment in the East North Central region of the United States (defined by Smith Travel Research as Illinois, Indiana, Michigan, Ohio and Wisconsin) rose 4.1 percent in the first quarter of 2005. "The negative variance in RevPAR growth between our AmeriHost Inn hotels and the results reported by Smith Travel Research is due primarily to the company's smaller hotels located in smaller, rural markets, which are lagging behind the hotels located in and around urban and secondary markets," Fell said. "Many of our hotels with RevPAR growth below the Smith Travel Research industry segment average are included in our hotel disposition plan."

Arlington results
Page 5


DEVELOPMENT

         On May 5, 2005, the company opened a newly constructed hotel in Lansing, Mich. The new 82-room AmeriHost Inns & Suites hotel, in which Arlington is a joint-venture partner and manager, is approximately one-third larger than the average size of most of the hotels in the company's existing portfolio. The three-story building features an attractive two-story lobby, a meeting room, a breakfast room, guest laundry, and a large, indoor swimming pool, spa and fitness center.

         The company also broke ground in May on an 87-room AmeriHost Inn and Suites at the Columbus, Ohio airport, in which it is a joint-venture partner. The hotel utilizes the company's first new "T" shaped design, which contains more public space and includes many of the same features as the Lansing, Mich. hotel, plus a business center, a sundries shop, and an expanded lobby and breakfast area with fireplace. This design is expected to be used frequently in the company's future development projects.

         The company has five additional sites under purchase contracts in California and along the Eastern seaboard, pending arrangement of both debt and equity financing. The company is negotiating with a number of potential joint-venture partners and mortgage lenders to provide the funding for these projects.

NEED FOR FURTHER RESTRUCTURING OF LEASED HOTEL PORTFOLIO

         The company has been in discussions with PMC Commercial Trust (AMEX:
PCC) ("PMC"), the landlord for 18 AmeriHost Inn hotels Arlington currently operates, with the goal of further modifying the existing leases. The leases were modified in October 2004. The October

Arlington results
Page 6


modifications included partially reduced rent payments and a plan to terminate the leases over a four-year period upon the sale of the hotels, with a significant termination fee payable to PMC, and subject to substantial, above-market hotel value guarantees by Arlington in favor of PMC. However, through the first quarter of 2005, the 18 hotels continue to operate at a significant negative cash flow, even after the reduced lease payment.

         Over the past five years, the cash flow from the leased properties has been insufficient to cover the lease payments to PMC, yet throughout this period Arlington continued to fund these significant operating deficiencies using other sources, primarily proceeds from the sale of owned hotels. Arlington's board of directors has decided that it is in the best interest of the company to no longer fund the lease payments at the present rate. As such, the company did not pay PMC the May 2005 lease payment, and as of May 13, 2005, upon expiration of the stated cure period, Arlington is in default of the lease agreements.

         PMC is entitled to pursue all remedies under the leases, including terminating the leases, taking possession of the hotels, and seeking recovery against the company, as guarantor of the leases, for payments due under the leases. Arlington is hopeful that future discussions with PMC will lead to an amicable settlement of the lease defaults wherein the PMC leases will be amended to provide for restructured lease payments and the elimination of above-market hotel value guarantees. In the event an amicable settlement of the default cannot be reached, the company will consider all of its alternatives, as more fully described in the company's report on form 10-Q for the three months ended March 31, 2005 as filed with the Securities and Exchange Commission.

Arlington results
Page 7


HOTEL SALES

         In the 2005 first quarter, Arlington completed the disposition of six properties as follows. The company sold one wholly owned AmeriHost Inn, one AmeriHost Inn held in an unconsolidated joint venture, one non-AmeriHost Inn held in a consolidated joint venture and one vacant land parcel. In addition, the lease for a non-AmeriHost Inn hotel was terminated pursuant to the sale of the hotel by the landlord, and the PMC lease was terminated for an AmeriHost Inn hotel upon its sale pursuant to the October 2004 PMC lease modification.

         The company currently has eight properties under contract for sale, including two PMC leased hotels and the company's last remaining non-AmeriHost Inn hotel.

PRESIDENT AND CHIEF EXECUTIVE OFFICER

         The company continues to review candidates for its president and CEO position, which became vacant December 31, 2004. Stephen Miller, the company's senior development officer, currently serves as interim president and chief executive officer.

ABOUT ARLINGTON HOSPITALITY

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels. Arlington is the nation's largest owner and franchisee of AmeriHost Inn hotels, a 105-property mid-market, limited-service hotel brand owned and presently franchised in 20 states and Canada by Cendant Corporation (NYSE: CD). Currently, Arlington Hospitality, Inc. owns or manages 45 properties in 12 states, including 44 AmeriHost Inn hotels, for a total of 3,098 rooms, with one additional AmeriHost Inn & Suites hotel under construction.

Arlington results
Page 8


         This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should," and "could." There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a discussion of these factors, see the company's report on Form 10-K for the year ended December 31, 2004 and report on Form 10-Q for the three months ended March 31, 2005, under the section headed "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors."

                  ARLINGTON HOSPITALITY, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                           March 31,
                                                                              2005              December 31,
                                                                          (Unaudited)               2004
                                                                          ------------          ------------
                                     ASSETS

Current assets:
    Cash and cash equivalents                                             $  3,817,089          $  2,558,384
    Accounts receivable, less an allowance of $76,500
       at March 31, 2005 and December 31, 2004 (including
       approximately $806,000 and $372,000 from related parties)             2,137,851             1,365,454
    Notes receivable, current portion                                          126,042                76,042
    Prepaid expenses and other current assets                                  684,584               808,478
    Refundable income taxes                                                     91,099                67,538
    Costs and estimated earnings in excess of billings on
       uncompleted contracts                                                   228,327               467,144
    Assets held for sale - AmeriHost Inn hotels                             19,771,036            19,214,269
    Assets held for sale - other brands                                      4,596,684             6,525,844
    Capital lease assets held for sale - AmeriHost Inn hotels               15,078,787            15,379,638
                                                                          ------------          ------------

Total current assets                                                        46,531,499            46,462,791
                                                                          ------------          ------------



Investments in and advances to unconsolidated
    hotel joint ventures                                                     1,798,449             1,970,095

Property and equipment:
    Land                                                                     3,926,886             5,138,978
    Buildings                                                               25,262,838            26,579,543
    Furniture, fixtures and equipment                                        8,890,200             9,172,897
    Construction in progress                                                        --               313,458
    Leasehold improvements                                                      96,735                96,735
    Capital lease assets                                                    11,525,669            13,088,840
                                                                          ------------          ------------

                                                                            49,702,329            54,390,451

    Less accumulated depreciation and amortization                          11,499,879            11,423,246
                                                                          ------------          ------------

                                                                            38,202,450            42,967,205
                                                                          ------------          ------------

Notes receivable, less current portion                                         375,000               450,000

Deferred income taxes                                                       10,046,846             9,210,846

Other assets, net of accumulated amortization of
    approximately $765,000 at March 31, 2005
    and $673,000 at December 31, 2004                                        2,113,964             2,300,704
                                                                          ------------          ------------

Total long term assets                                                      52,536,709            56,898,850
                                                                          ------------          ------------

Total assets                                                              $ 99,068,208          $103,361,641
                                                                          ============          ============

                  ARLINGTON HOSPITALITY, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                               March 31,
                                                                                  2005                December 31,
                                                                              (Unaudited)                 2004
                                                                             -------------           -------------

           LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                         $   2,873,925           $   2,321,786
    Bank line-of-credit                                                          4,000,000               2,225,000
    Accrued payroll and related expenses                                           691,142                 566,889
    Accrued real estate and other taxes                                          1,679,879               1,860,480
    Other accrued expenses and current liabilities                               1,723,361               1,181,677
    Current portion of long-term debt                                              906,120               1,130,701
    Liabilities of assets held for sale - AmeriHost Inns                        18,139,489              18,491,277
    Liabilities of assets held for sale - other brands                           4,804,078               6,939,989
    Capital lease obligations of assets held for sale
      - AmeriHost Inn hotels                                                    17,842,178              18,077,035
                                                                             -------------           -------------


Total current liabilities                                                       52,660,172              52,794,834
                                                                             -------------           -------------

Long-term debt, net of current portion                                          20,849,449              22,046,112
Capital lease obligation                                                        13,979,739              15,641,463
                                                                             -------------           -------------

Total long term liabilities                                                     34,829,188              37,687,575
                                                                             -------------           -------------


Deferred income                                                                  6,331,182               6,125,788

Commitments and contingencies

Minority interests                                                                 224,885                 246,063

Shareholders' equity:
    Preferred stock, no par value; authorized 100,000 shares;
       none issued                                                                      --                      --
    Common stock, $.005 par value; authorized at 25,000,000 shares;
       4,956,123 and 4,956,098 were issued and outstanding at
       March 31, 2005 and December 31, 2004 respectively                            24,781                  24,781
    Additional paid-in capital                                                  13,140,324              13,140,256
    Retained deficit                                                            (8,142,324)             (6,657,656)
                                                                             -------------           -------------


Total shareholders' equity                                                       5,022,781               6,507,381
                                                                             -------------           -------------

Total liabilities and shareholders' equity                                   $  99,068,208           $ 103,361,641
                                                                             =============           =============

                  ARLINGTON HOSPITALITY, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE THREE MONTHS ENDED MARCH 31,
                                   (UNAUDITED)


Revenue                                                                        2005              2004
                                                                          ------------      ------------
     Hotel operations                                                     $  6,354,302      $  7,819,524
     Development and construction                                            1,017,224         1,200,654
     Hotel sales and commissions                                             4,188,600         6,839,249
     Management services                                                        43,599           100,622
     Employee leasing                                                          324,591           562,276
     Incentive and royalty sharing                                             364,761           283,408
     Office building rental                                                    162,156           173,907
                                                                          ------------      ------------
                                                                            12,455,233        16,979,639
                                                                          ------------      ------------
Operating costs and expenses:
     Hotel operations                                                        5,936,270         7,028,727
     Development and construction                                            1,479,703         1,480,392
     Hotel sales and commissions                                             3,524,337         5,543,601
     Management services                                                        28,030            90,381
     Employee leasing                                                          300,712           545,130
     Office building rental                                                    134,290            41,112
                                                                          ------------      ------------
                                                                            11,403,342        14,729,343
                                                                          ------------      ------------

     Depreciation and amortization                                             731,991           552,331
     Leasehold rents - hotels                                                  172,856         1,196,545
     Corporate general and administrative                                      593,505           867,227
     Impairment provision                                                           --           320,133
     Lease termination expense                                                  95,376                --
                                                                          ------------      ------------

Operating loss                                                                (541,837)         (685,940)

Other income (expense):
     Interest expense                                                       (2,229,904)         (974,874)
     Interest income                                                             4,917           125,938
     Other income                                                                  980            20,135
     Equity in net income (losses) from unconsolidated joint ventures          413,141            (6,166)
                                                                          ------------      ------------

Loss before minority interests and income taxes                             (2,352,703)       (1,520,907)

Minority interests in operations of consolidated joint ventures                (23,950)          (33,812)
                                                                          ------------      ------------

Loss before income tax                                                      (2,376,653)       (1,554,719)

Income tax benefit                                                             856,000           621,979
                                                                          ------------      ------------

Net loss from continuing operations                                         (1,520,653)         (932,740)

Discontinued operations, net of tax                                             35,985          (642,666)
                                                                          ------------      ------------

Net Loss                                                                  $ (1,484,668)     $ (1,575,406)
                                                                          ============      ============


Net loss per share from continuing operations:
      Basic                                                               $      (0.31)     $      (0.18)
      Diluted                                                             $      (0.31)     $      (0.18)
Net loss per share:
      Basic                                                               $      (0.30)     $      (0.31)
      Diluted                                                             $      (0.30)     $      (0.31)